Exhibit 24
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers (each, a “Signatory”) of EntreMed, Inc., a corporation organized under the laws of the state of Delaware (the “Company”), hereby constitutes and appoints James S. Burns and Dane R. Saglio (each, an “Agent”, and collectively, “Agents”) or any of them, his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 or any other appropriate form and all amendments or supplements (including any post-effective amendments) thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto, relating to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date

	President and Chief Executive Officer	May 20, 2008
/s/ James S. Burns	(Principal Executive Officer)

James S. Burns

Chief Financial Officer
/s/ Dane R. Saglio	(Principal Financial and Accounting Officer)	May 20, 2008

Dane R. Saglio

/s/ Michael Tarnow Michael Tarnow	Chairman of the Board	May 20, 2008

/s/ Donald S. Brooks Donald S. Brooks	Director	May 15, 2008

Director

Dwight L. Bush, Sr.

/s/ Jennie C. Hunter-Cevera	Director	May 16, 2008

Jennie C. Hunter-Cevera

/s/ Peter S. Knight	Director	May 21, 2008

Peter S. Knight

/s/ Mark C.M. Randall Mark C.M. Randall	Director	May 16, 2008